Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BRIDGEWATER BANCSHARES, INC.

(Original Articles of Incorporation filed April 21, 2005;

Amendment to the Articles of Incorporation filed August 31, 2015)

Bridgewater Bancshares, Inc., a Minnesota corporation originally incorporated on April 21, 2005 and organized and existing under Chapter 302A of the Minnesota Business Corporation Act, as amended (the “MBCA”), does hereby certify that the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) set forth below have been duly adopted in accordance with Sections 302A.131 and 302A.135 of the MBCA.

ARTICLE I

NAME

The name of the corporation is Bridgewater Bancshares, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation is located at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431.

ARTICLE III

CAPITAL STOCK

(A)          The total number of shares the Corporation is authorized to issue shall be 95,000,000, of which (i) 75,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), (ii) 10,000,000 shares shall be non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”), and (iii) 10,000,000 shares shall be preferred stock, par value $0.01 (the “Preferred Stock”). Except as provided in this Article III, the Non-Voting Common Stock shall have the same preferences, limitations, and relative rights as, and shall be identical in all respects to, the Common Stock; provided, however, that any stock dividend on the Non-Voting Common Stock shall be payable solely in Non-Voting Common Stock.

(B)          The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of

Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(C)          Except as required by the MBCA and as cannot be abrogated with the denial of voting rights contained in the articles of incorporation of a Minnesota corporation, the Non-Voting Common Stock shall have no right to vote on any matter submitted to a vote of shareholders of the Corporation; provided, however, that so long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, whether or not such approval is required by Minnesota law, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock or (b) enter into any merger, share exchange or business consolidation unless the Non-Voting Common Stock is entitled to receive the same per share consideration in such merger, share exchange or business consolidation as the Common Stock.

(D)          In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Non-Voting Common Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such event.

(E)          Subject to the other provisions of this Article III of the Articles of Incorporation, any holder of shares of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Common Stock at the option of the holder, provided, however, that no share of Non-Voting Common Stock will be convertible in the hands of or at the election of the initial purchaser of such share of Non-Voting Common Stock from the Corporation (the “Initial Holder”), or any affiliate of such Initial Holder at any time; provided, further, that each share of Non-Voting Common Stock will be convertible by a transferee from the Initial Holder who is unaffiliated with the Initial Holder in connection with or after a transfer by the Initial Holder to a third party unaffiliated with such Initial Holder if the transfer complies with the following limitations: (i) the transfer is part of a widely distributed public offering of Common Stock; (ii) the transfer is part of an offering that is not a widely distributed public offering of Common Stock but is one in which no one transferee (or group of associated transferees) of the Non-Voting Common Stock acquires the rights to receive two percent (2%) or more of any class of voting securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iii) the transfer is part of a transfer of Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (iv) the transfer is part of a transaction approved by the Board of Governors of the Federal Reserve System. In order to transfer such shares of Non-Voting Common Stock to permit conversion of such shares under the preceding clauses (i) - (iv), a transferee of such shares must submit to the Corporation documentation reasonably satisfactory to the Corporation that such transfer and conversion satisfies the requirements of this clause (E) of Article III.

(F)           Upon presentation and surrender for cancellation of the certificate representing shares of Non-Voting Common Stock in respect of which a conversion election has been made in accordance with the previous paragraph, the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted. The conversion rights provided for in this section shall be subject to the additional limitations contained in clause (G) of Article III.

(G)          No share of Non-Voting Common Stock shall be converted into Common Stock if, as a result of such conversion, the holder of such share of Common Stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of the Corporation’s voting securities, excluding for purposes of this calculation any reduction in ownership resulting from transfers by such holder of voting securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). If the Board of Directors of the Corporation determines in good faith, which determination shall be final and binding:

1.                                      prior to the issuance of shares of Common Stock on conversion of Non-Voting Common Stock that the issuance of such shares of Common Stock would result in a violation of the ownership limitation contained in this clause (G) of Article III, the Board of Directors shall be entitled to refuse to issue on such conversion the shares of Common Stock that would cause the violation of such ownership limitation; and

2.                                      after the issuance of shares of Common Stock on conversion of Non-Voting Common Stock that the issuance of such shares of Common Stock has resulted in a violation of the ownership limitation contained in this clause (G) of Article III, the Board of Directors of the Corporation shall rescind such conversion to the extent it caused such violation, cancel the shares of Common Stock issued on conversion that caused such violation and re-issue in respect of such canceled shares of Common Stock the shares of Non-Voting Common Stock that were canceled on conversion.

(H)          Upon the issuance of shares of Common Stock upon conversion of shares of Non-Voting Common Stock in accordance with this Article III, such shares of Common Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, security interests charges and other encumbrances created or arising, in each case, by or from action of the Corporation. All shares of Non-Voting Common Stock which shall have been surrendered for conversion as provided in this Article III shall, immediately following conversion, no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease as of the time of conversion. Immediately following conversion of shares of Non-Voting Common Stock in accordance with this Article III, such shares of Non-Voting Common stock shall be canceled and become authorized but unissued shares of Non-Voting Common Stock, undesignated as to series.

(I)            The issuance of shares of Common Stock upon conversion of shares of Non-Voting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion.

(J)           The Corporation will at all times when shares of Non-Voting Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Non-Voting Common Stock, such number of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; provided, however, that if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of counsel to the Corporation, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(K)          As used in this Article III of the Articles of Incorporation, the following terms shall have the meaning ascribed to them below:

“affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“person” means an individual, corporation, estate, trust, association, company, partnership or similar organization.

“transfer” means any sale, transfer, assignment, conveyance, pledge, short sale or other disposition, direct or indirect change of control of the holder, or the issuance of any option or interest similar to an option to sell, transfer, assign, convey, pledge, or otherwise dispose.

ARTICLE IV

PURPOSE

The purpose of the Corporation is to engage in any business purpose or purposes for which corporations may be formed under the MBCA.

ARTICLE V

POWERS

Subject to any limitations set forth by Minnesota statute or these Articles of Incorporation, the Corporation shall have all the powers necessary or convenient to carry out the purposes for which it is incorporated.

ARTICLE VI

PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent provided by written agreement with the Corporation.

ARTICLE VII

CUMULATIVE VOTING

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VIII

ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion.

ARTICLE IX

NUMBER, CLASS AND TERM OF DIRECTORS

(A)          NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire Board of Directors of the Corporation shall be no fewer than five nor more than eleven, with the then-authorized number of directors fixed from time to time by the Board of Directors.

(B)          CLASSES OF DIRECTORS. Other than those directors, if any, elected by the holders of any series of Preferred Stock pursuant to Article III, the Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In the case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal in number as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

(C)          TERM OF OFFICE. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock and as provided for or fixed pursuant to the provisions of Article III hereof, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of shareholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of shareholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of shareholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

(D)          REMOVAL. Except for such additional directors, if any, as elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article III hereof, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(E)          VACANCIES.  Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article X, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article X.

ARTICLE XI

LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XI (including any predecessor provision).  No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XII

DIRECTOR ACTION WITHOUT A MEETING

The Board of Directors of the Corporation may take any action, other than an action requiring shareholder approval, by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

ARTICLE XIII

CONTROL SHARE ACQUISITIONS

The Corporation shall be subject to the provisions of Section 302A.671 of the MBCA.

ARTICLE XIV

BUSINESS COMBINATION ACT

The Corporation shall be subject to the provisions of Section 302A.673 of the MBCA.

* * * * *

I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on such person(s) behalf, or in both capacities. I further certify that the information in this document is true and correct and in compliance with the MBCA. I further certify that these Amended and Restated Articles of Incorporation have been approved by the shareholders pursuant to the MBCA.  I understand that by signing this document, I am subject to the penalties of perjury as set forth in Minn. Stat. Ann. § 609.48 as if I had signed this document under oath.

These Amended and Restated Articles of Incorporation shall be effective on the day they are filed with the Secretary of State.

Date: February 27, 2018

/s/ Jerry Baack
Signature of Authorized Person

Jerry Baack
Printed or Typed Name of Authorized Person

President and CEO
Title of Authorized Person